                                                                     Exhibit 5.1

                                                     December 12, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Empire Resorts, Inc.
               --------------------

Ladies and Gentlemen:

          This  opinion is furnished to you in  connection  with a  Registration
Statement on Form S-4 (the  "REGISTRATION  STATEMENT") filed with the Securities and Exchange  Commission (the "COMMISSION") under the Securities Act of 1933, as amended,  for the  registration of the shares of common stock  identified in the
Registration Statement at the time it becomes effective (the "SHARES") of Empire
Resorts, Inc. (the "COMPANY").

          We have  acted as  counsel  for the  Company  in  connection  with the issuance of the Shares pursuant to that certain Amended and Restated  Securities
Contribution  Agreement,  dated  as of  December  12,  2003  (the  "CONTRIBUTION
AGREEMENT"),  by and among the  Company,  Alpha  Monticello,  Inc.,  a  Delaware corporation, Catskill Development, L.L.C., a New York limited liability company,
Monticello Realty L.L.C., a Delaware limited liability  company,  Americas Tower
Partners,  a New York general  partnership,  Watertone Holdings,  LP, a Delaware limited partnership,  New York Gaming, LLC, a Georgia limited liability company,
Fox-Hollow Lane, LLC, a New York limited liability company, Shamrock Strategies,
Inc., a Delaware  corporation,  Kaniewski Family Limited Partnership,  a Georgia
limited partnership,  KFP Trust, an Illinois Trust, BKB, LLC, a New York limited liability company,  Clifford A. Ehrlich,  Robert A. Berman, Philip B. Berman and
Scott A. Kaniewski.

          We have examined signed copies of the  Registration  Statement and the exhibits thereto  (including,  but not limited to, the Contribution  Agreement), all as filed with the  Commission.  In such  examinations,  we have  assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic  copies.  We have also examined such corporate records,  certificates  and other documents and have made such other factual and legal  investigations  as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

Securities & Exchange Commission
December 12, 2003

          Based upon the foregoing,  we are of the opinion that the Shares to be issued pursuant to the Contribution Agreement are duly authorized by the Company and, when issued in  accordance  with the terms of the  Contribution  Agreement, will be validly issued, fully paid and non-assessable.

          We hereby  consent to the filing of this  opinion as an exhibit to the
Registration  Statement  and to the use of our name  wherever  it appears in the
Registration Statement, as originally filed or as amended or supplemented.

          This opinion is to be used only in connection with the issuance of the
Shares while the Registration Statement is in effect.

                                  Very truly yours,

                                  /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP